Exhibit 99.01

SEGMENT INFORMATION

Effective January 1, 2004, certain commodity product lines were transferred from the PCI segment to the CASPI segment. In addition, during the first quarter of 2004, the Company reclassified assets within the Voridian Division to more accurately reflect the allocation of certain shared assets.

Below are the reclassified sales, operating earnings, assets, depreciation, and capital expenditures for 2003, 2002, and 2001 related to the above.

(Dollars in millions)	2003

Sales by Division and Segment	External Sales (1)	Interdivisional Sales	Total Sales
Eastman Division Segments
CASPI Segment	$1,683	$--	$1,683
PCI Segment	1,098	495	1,593
SP segment	559	49	608

Total	3,340	544	3,884

Voridian Division Segments
Polymers	1,756	68	1,824
Fibers	635	80	715

Total	2,391	148	2,539

Developing Businesses Division
Developing Businesses	69	396	465

Total	69	396	465

Total Eastman Chemical Company	$5,800	$1,088	$6,888

  As described above, $86 million in external sales revenue was reclassified from the PCI segment to the CASPI segment.

(Dollars in millions)	2002

Sales by Division and Segment	External Sales (1)	Interdivisional Sales	Total Sales
Eastman Division Segments
CASPI Segment	$1,601	$--	$1,601
PCI Segment	1,023	383	1,406
SP segment	528	45	573

Total	3,152	428	3,580

Voridian Division Segments
Polymers	1,510	55	1,565
Fibers	642	72	714

Total	2,152	127	2,279

Developing Businesses Division
Developing Businesses	16	330	346

Total	16	330	346

Total Eastman Chemical Company	$5,320	$885	$6,205

  As described above, $61 million in external sales revenue was reclassified from the PCI segment to the CASPI segment.

149

(Dollars in millions)	2001

Sales by Division and Segment	External Sales (1)	Interdivisional Sales	Total Sales
Eastman Division Segments
CASPI Segment	$1,576	$--	$1,576
PCI Segment	1,064	--	1,064
SP segment	535	--	535

Total	3,175	--	3,175

Voridian Division Segments
Polymers	1,587	--	1,587
Fibers	628	--	628

Total	2,215	--	2,215

Developing Businesses Division
Developing Businesses	--	110	110

Total	--	110	110

Total Eastman Chemical Company	$5,390	$110	$5,500

  As described above, $68 million in external sales revenue was reclassified from the PCI segment to the CASPI segment.

Operating Earnings (Loss) (1)	2003 (2)	2002 (3)	2001 (4)

Eastman Division Segments
CASPI Segment	$(402)	$50	$(21)
PCI Segment	(45)	22	(64)
SP segment	63	34	51

Total	(384)	106	(34)

Voridian Division Segments
Polymers	62	35	(187)
Fibers	125	133	147

Total	187	168	(40)

Developing Businesses Division
Developing Businesses	(65)	(70)	(46)

Total	(65)	(70)	(46)

Eliminations	(5)	4	--

Total Eastman Chemical Company	$(267)	$208	$(120)

  Operating earnings (loss) includes the impact of asset impairments and restructuring charges, goodwill impairments, and other operating income and expense.
  As described above, $44 million in operating losses was reclassified from the PCI segment to the CASPI segment.
  As described above, $7 million in operating earnings was reclassified from the PCI segment to the CASPI segment.
  As descirbed above, $4 million in operating losses was reclassified from the PCI segment to the CASPI segment.

150

(Dollars in millions)	2003	2002	2001

Assets
Eastman Division Segments
CASPI Segment	$1,700	$2,081	$2,000
PCI Segment	1,697	1,549	1,165
SP segment	821	795	925

Total	4,218	4,425	4,090

Voridian Division Segments
Polymers	1,347	1,212	1,379
Fibers	614	608	596

Total	1,961	1,820	1,975

Developing Businesses Division
Developing Businesses	51	42	27

Total	51	42	27

Total Eastman Chemical Company	$6,230	$6,287	$6,092

Depreciation Expense
Eastman Division Segments
CASPI Segment	$83	$101	$105
PCI Segment	90	94	74
SP segment	41	49	63

Total	214	244	242

Voridian Division Segments
Polymers	64	66	94
Fibers	42	40	43

Total	106	106	137

Developing Businesses Division
Developing Businesses	14	8	6

Total	14	8	6

Total Eastman Chemical Company	$334	$358	$385

Capital Expenditures
Eastman Division Segments
CASPI Segment	$79	$156	$48
PCI Segment	54	131	40
SP segment	7	61	43

Total	140	348	131

Voridian Division Segments
Polymers	52	49	67
Fibers	34	24	30

Total	86	73	97

Developing Businesses Division
Developing Businesses	4	6	6

Total	4	6	6

Total Eastman Chemical Company	$230	$427	$234

151